UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

July 1, 2011 Date of Report (Date of earliest event reported)

HESKA CORPORATION (Exact name of Registrant as specified in its charter)

Delaware	000-22427	77-0192527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3760 Rocky Mountain Avenue Loveland, Colorado 80538 (Address of principal executive offices, including zip code)

(970) 493-7272 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)        Election of Director

On July 1, 2011, the Board of Directors of Heska Corporation, a Delaware corporation (the “Company”), elected Ms. Sharon Riley to the Board of Directors of the Company.  Ms. Riley is expected to serve in such capacity until the next annual meeting of shareholders or until her earlier resignation or removal. There are and have been no arrangements or understandings between Ms. Riley and any other persons pursuant to which she was selected as a director, and there are and have been no transactions since January 1, 2009, or any currently proposed transaction, in which the Company was or is to be a participant in excess of the lesser of $120,000 and 1% of the average of the Company’s total assets at year end for the last two completed fiscal years and in which Ms. Riley had or will have a direct or indirect material interest. The Company’s press release announcing Ms. Riley’s election is attached as Exhibit 99.1 and incorporated herein by reference thereto.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release dated July 6, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESKA CORPORATION
a Delaware corporation

Dated:  July 6, 2011                                                                       By:        /s/ Jason A. Napolitano
Jason A. Napolitano
Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX
Exhibit No.	Exhibit Description
99.1	Press Release dated July 6, 2011